SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549



Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of
1934



Date of Report (date of earliest event reported):  November 27, 2001



Mallon Resources Corporation
(exact name of registrant as specified in its charter)


     Colorado                      0-17267               84-1095959
(State or other                  (Commission          (I.R.S. Employer
jurisdiction                     File Number)         Identification No.)
of incorporation)



999 18th Street, Suite 1700, Denver, Colorado               80202
(address of principal executive offices)                  (zip code)



Registrant's telephone number, including area code:  (303) 293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated November 27, 2001, the text of which follows:

    Denver, Colorado -- Mallon Resources Corporation (Nasdaq: "MLRC") today announced that it has retained Waterous International Inc. (Houston) to assist in the solicitation and evaluation of strategic alternatives for the further development of Mallon's primary property in the San Juan Basin of New Mexico. George O. Mallon, Jr., Chairman and President, said, "We recognize that our current capital situation is not sufficient to properly develop our 55,000 acre East Blanco Gas Field. We have not had the resources necessary to continue our expansion of the Field to the south, to properly test the Fruitland Coal, or to explore the deeper zones that produce in nearby parts of the Basin. In addition we do not feel that the market truly recognizes the underlying value of this significant asset. With this in mind, our Board of Directors has determined that in order to maximize value for our shareholders it is prudent to explore strategic alternatives for the Company."

    "We believe that East Blanco represents a unique and attractive opportunity," Mr. Mallon continued. "East Blanco, which is operated 100% by Mallon, is 99% gas. It has extensive infill, down-spacing and extension drilling opportunities that further enhance the previously mentioned potential in the Fruitland Coal and untested deeper zones, such as the Lewis Shale. Since drilling our first well in 1997, we have taken this field to over 21 mmcf per day; but we believe we have barely scratched the surface of the field's ultimate potential. We believe that a partner with significant financial strength will enable us to maximize the potential of this asset and bring greater value to our shareholders."

    A data room containing detailed corporate and property information is expected to open in Houston during the second week of December 2001. Additional information regarding this opportunity will soon be available at www.waterous.com, or can be obtained by contacting Andy Taurins at (713) 437-5041. Waterous is a leading global financial services firm specializing in the energy industry, including mergers and acquisitions, oil and gas asset and corporate divestitures, and merchant banking.

    Mallon Resources Corporation is a Denver-based oil and gas exploration and production company operating primarily in the San Juan and Delaware Basins of New Mexico. Mallon's Common Stock is quoted on Nasdaq under the symbol "MLRC." For further information contact Peter H. Blum, at (303) 293-2333.

    The foregoing information contains forward-looking statements and forecasts, the realization of which cannot be assured. Actual results may differ significantly from those forecast. Inaccurate geologic and engineering interpretations, the volatility of commodity prices, unbudgeted cost increases, unforeseen delays in operations, and operations that prove less successful than anticipated are risks that can significantly affect Mallon's operations. These and other risk factors that affect Mallon's business are discussed in Mallon's Annual Report.

                                     Signatures

    Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Mallon Resources Corporation


November 27, 2001                    ____/s/ Roy K. Ross__________________
                                      Roy K. Ross, Executive Vice President